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                                    EXHIBIT n

                         THE HARTFORD MUTUAL FUNDS, INC.
                  on behalf of its series listed on Schedule A

               Form Of Multiple Class Plan Pursuant to Rule 18f-3

                                  July 22, 1996
                             as amended and restated
                        December 31, 1997, July 31, 1998,
        August 1, 2002, August 5, 2003, May 26, 2004, December 31, 2004,
        April 29, 2005, May 10, 2006, August 2, 2006, November 30, 2006,
                       May 31, 2007 and November 30, 2007

     Each class of shares of the funds listed on Schedule A (the "Funds"), each a series of The Hartford Mutual Funds, Inc. (the "Company"), will have the same relative rights and privileges and be subject to the same sales charges, fees and expenses, except as set forth below. The Board of Directors may determine in the future that other distribution arrangements, allocations of expenses (whether ordinary or extraordinary) or services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class. Except as set forth in the Company's prospectus, shares may be exchanged only for shares of the same class of another Fund in the Company.

                                    ARTICLE I
                                 Class A Shares

     Class A Shares are sold at net asset value and subject to the initial sales charge schedule or contingent deferred sales charge and minimum purchase requirements as set forth in the Company's prospectus. Class A Shares are subject to distribution/service fees calculated as a stated percentage of the net assets attributable to Class A shares under the Company's Class A Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class A Shareholders of a Fund have exclusive voting rights, if any, with respect to the Company's Class A Rule 12b-1 Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class A shares are allocated to Class A Shares. Class A Shares shall be entitled to the shareholder services set forth from time to time in the Company's prospectus and/or Statement of Additional Information with respect to Class A Shares.

                                   ARTICLE II
                                 CLASS B SHARES

     Class B Shares are sold at net asset value per share without the imposition of an initial sales charge. However, Class B shares redeemed within a specified number of years of purchase will be subject to a contingent deferred sales charge as set forth in the Fund's prospectus, unless a waiver described in the prospectus is applicable. Class B Shares are sold subject to the minimum purchase requirements set forth in the Company's prospectus. Class B Shares are sold subject to distribution/service fees calculated as a stated percentage of the net assets attributable to Company's Class B Shares under the Company's Class B Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class B Shareholders of a Fund have exclusive voting rights, if any, with respect to the Company's Class B Rule 12b-1 Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class B shares are allocated to Class B Shares. Class B Shares shall be entitled to the shareholder services set forth from time to time in the Company's prospectus and/or Statement of Additional Information with respect to Class B Shares.

     Redemption requests placed by shareholders who own both Class A and Class B Shares of the Fund will be satisfied first by redeeming the

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shareholder's Class A Shares, unless the shareholder has made a specific election to redeem Class B Shares.

     Class B Shares will automatically convert to Class A Shares of the respective Fund at the end of a specified number of years after the initial purchase date of Class B shares, except as provided in the Company's prospectus. Such conversion will occur at the relative net asset value per share of each class without the imposition of any sales charge, fee or other charge.

     Class B Shares purchased through the reinvestment of dividends and other distributions paid on those shares are, for purposes of conversion, considered to be held in a separate sub-account. Each time any Class B Shares convert to Class A, a proportionate number of shares of the same class in the sub-account converts to Class A.

                                   ARTICLE III
                                 Class C Shares

     Class C Shares are sold at net asset value plus an initial sales charge as set forth in the Company's prospectus. Class C shares redeemed within one year of purchase will be subject to a contingent deferred sales charge as set forth in the Fund's prospectus, unless a waiver described in the prospectus is applicable. Class C Shares are sold subject to the minimum purchase requirements set forth in the Company's prospectus. Class C Shares are sold subject to distribution/service fees calculated as a stated percentage of the net assets attributable to the Company's Class C Shares under the Company's Class C Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class C Shareholders of a Fund have exclusive voting rights, if any, with respect to the Company's Class C Rule 12b-1 Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class C shares are allocated to Class C Shares. Class C Shares shall be entitled to the shareholder services set forth from time to time in the Company's prospectus and/or Statement of Additional Information with respect to Class C Shares.

     Redemption requests placed by shareholders who own more than one class of shares will be given the priority set forth in the Company's prospectus.

     Class C Shares are not convertible into any other class of shares.

                                   ARTICLE IV
                                 Class I Shares

     Class I Shares are sold at net asset value per share without the imposition of an initial sales charge. Class I Shares are sold subject to the minimum purchase requirements set forth in the Company's prospectus. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class I shares are allocated to Class I Shares.

                                    ARTICLE V
                                 Class R3 Shares

Class R3 shares are sold at net asset value without the imposition of an initial sales charge. However, Class R3 shares redeemed within a specified period from purchase will be subject to a contingent deferred sales charge as set forth in the Fund's prospectus, unless a waiver described in the prospectus is applicable. Class R3 Shares are sold subject to the minimum purchase requirements set forth in the Company's prospectus. Class R3 Shares are sold subject to distribution/service fees calculated as a stated percentage of the net assets attributable to Company's Class R3 Shares under the Company's Class R3 Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class R3 Shareholders of a Fund have exclusive voting rights, if any, with respect to the Company's applicable Class R3 Rule 12b-1

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Distribution Plan as it applies to each fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class R3 shares are allocated to Class R3 Shares. Class R3 Shares shall be entitled to the shareholder services set forth from time to time in the Company's prospectus and/or Statement of Additional Information with respect to Class R3 Shares.

Class R3 Shares are not convertible into any other class of shares.

                                   ARTICLE VI
                                 Class R4 Shares

Class R4 shares are sold at net asset value without the imposition of an initial sales charge. However, Class R4 shares redeemed within a specified period from purchase will be subject to a contingent deferred sales charge as set forth in the Fund's prospectus, unless a waiver described in the prospectus is applicable. Class R4 Shares are sold subject to the minimum purchase requirements set forth in the Company's prospectus. Class R4 Shares are sold subject to distribution/service fees calculated as a stated percentage of the net assets attributable to Company's Class R4 Shares under the Company's Class R4 Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class R4 Shareholders of a Fund have exclusive voting rights, if any, with respect to the Company's applicable Class R4 Rule 12b-1 Distribution Plan as it applies to each fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class R4 shares are allocated to Class R4 Shares. Class R4 Shares shall be entitled to the shareholder services set forth from time to time in the Company's prospectus and/or Statement of Additional Information with respect to Class R4 Shares.

Class R4 Shares are not convertible into any other class of shares.

                                   ARTICLE VII
                                 Class R5 Shares

Class R5 shares are sold at net asset value without the imposition of an initial sales charge. However, Class R5 shares redeemed within a specified period from purchase will be subject to a contingent deferred sales charge as set forth in the Fund's prospectus, unless a waiver described in the prospectus is applicable. Class R5 Shares are sold subject to the minimum purchase requirements set forth in the Company's prospectus. Class R5 Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class R5 shares are allocated to Class R5 Shares. Class R5 Shares shall be entitled to the shareholder services set forth from time to time in the Company's prospectus and/or Statement of Additional Information with respect to Class R5 Shares.

Class R5 Shares are not convertible into any other class of shares.

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                                  ARTICLE VIII
                                 Class Y Shares

     Class Y Shares are sold at net asset value per share without the imposition of an initial sales charge. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class Y shares are allocated to Class Y Shares.

                                   ARTICLE IX
                             ALLOCATION OF EXPENSES

     Expenses shall be allocated among classes in a manner that is fair and equitable. Expenses relating to a Fund generally will be allocated among Class A, Class B, Class C and Class Y Shares based upon the relative net assets of each such Class. Expenses relating only to a particular class shall be allocated to that class.

                                    ARTICLE X
                         APPROVAL BY BOARD OF DIRECTORS

     This Plan shall not take effect until it has been approved by the vote of a majority (or whatever greater or lesser percentage may, from time to time, be required under Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Act")) of (a) all of the Directors of the Company, on behalf of the Fund, and (b) those of the Directors who are not "interested persons" of the Company, as such term may be from time to time defined under the Act.

                                   ARTICLE XI
                                  SEVERABILITY

     This Plan is severable as to each Fund. The Board of Directors may amend this Plan on behalf of one or more Funds, in which case a new Plan would be adopted in respect of any such Fund. In such event, this Plan would remain in full force and effect as to all other Funds.

                                   ARTICLE XII
                                   AMENDMENTS

     No material amendment to the Plan shall be effective unless the Board of Directors approves it in the same manner as is provided for approval of this Plan in Article VII.

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                                   SCHEDULE A

The Hartford Advisers Fund
The Hartford Balanced Allocation Fund
The Hartford Balanced Income Fund
The Hartford Capital Appreciation Fund
The Hartford Capital Appreciation II Fund
The Hartford Checks and Balances Fund
The Hartford Conservative Allocation Fund
The Hartford Disciplined Equity Fund
The Hartford Dividend and Growth Fund
The Hartford Equity Growth Allocation Fund, (formerly
The Hartford Aggressive Growth Allocation Fund)
The Hartford Equity Income Fund
The Hartford Floating Rate Fund
The Hartford Fundamental Growth Fund, (formerly
The Hartford Focus Fund)
The Hartford Global Communications Fund
The Hartford Global Enhanced Dividend Fund
The Hartford Global Financial Services Fund
The Hartford Global Growth Fund, (formerly
The Hartford Global Leaders Fund)
The Hartford Global Health Fund
The Hartford Global Technology Fund
The Hartford Growth Allocation Fund
The Hartford High Yield Fund
The Hartford High Yield Municipal Bond Fund
The Hartford Income Fund
The Hartford Income Allocation Fund
The Hartford Inflation Plus Fund
The Hartford International Growth Fund, (formerly
The Hartford International Capital Appreciation Fund)
The Hartford International Opportunities Fund
The Hartford International Small Company Fund
The Hartford LargeCap Growth Fund
The Hartford MidCap Fund
The Hartford MidCap Growth Fund
The Hartford MidCap Value Fund
The Hartford Money Market Fund
The Hartford Retirement Income Fund
The Hartford Select MidCap Growth Fund
The Hartford Select MidCap Value Fund
The Hartford Select SmallCap Value
The Hartford Short Duration Fund
The Hartford Small Company Fund
The Hartford Stock Fund
The Hartford Strategic Income Fund
The Hartford Target Retirement 2010 Fund
The Hartford Target Retirement 2020 Fund
The Hartford Target Retirement 2030 Fund
The Hartford Tax-Free California Fund
The Hartford Tax-Free New York Fund
The Hartford Total Return Bond Fund
The Hartford Value Fund